UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

Lynx Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22570	94-3161073

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

25861 Industrial Blvd., Hayward, California	94545

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 670-9300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On October 25, 2004, Lynx Therapeutics, Inc. (“Lynx”) and Solexa Limited (“Solexa”) entered into a deed (the “Deed”) to amend the Colony Technology Sharing Agreement, dated March 22, 2004, between Lynx and Solexa. Under the terms of the Deed and pursuant to the terms of the Loan Agreement, dated August 12, 2004, by and between Lynx and Solexa, in the event that the First Closing Date, as defined in the Acquisition Agreement, dated September 28, 2004, between Lynx and Solexa, does not occur and the business combination is, therefore, not completed, Lynx will be obligated to transfer all such right, title and interest as it has in the cluster technology to Solexa in consideration for the grant of a worldwide, perpetual and non-exclusive license of the cluster technology. A copy of the Deed is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

	99.1	Deed, dated October 25, 2004, by and between Lynx Therapeutics, Inc. and Solexa Limited regarding Colony Technology Sharing Agreement, dated March 22, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYNX THERAPEUTICS, INC.

Date: October 26, 2004

	By	/s/ Kevin P. Corcoran

Name: Kevin P. Corcoran
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Descriptions
99.1	Deed, dated October 25, 2004, by and between Lynx Therapeutics, Inc. and Solexa Limited regarding Colony Technology Sharing Agreement, dated March 22, 2004.